                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:


     We consent to the incorporation by reference in the Registration Statement (Nos. 333-28613 and 28613-01) on Form S-4, as amended, of Tele-Communications, Inc. and TCI Music, Inc. of our reports, dated March 24, 1997, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which reports appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included within the Registration Statement.



                                                 /s/  KPMG Peat Marwick LLP


                                            ------------------------------------
                                                   KPMG Peat Marwick LLP

Denver, Colorado

June 11, 1997